                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             _______________________

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):   November 29, 1995

                               GTS DURATEK, INC.
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                     0-14292                  22-2476180
(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification No.)

            8955 Guilford Road, Suite 200, Columbia, Maryland   21046
              (Address of Principal Executive Offices)        (ZIP Code)

       Registrant's telephone number, including area code (410) 312-5100

         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         On November 29, 1995, GTS Duratek, Inc. (the "Company") acquired 80% of the outstanding capital stock of Bird Environmental Gulf Coast, Inc. ("BEGCI") from Bird Environmental Technologies, Inc. ("BETI"), a wholly-owned subsidiary of Bird Corporation ("Bird"), for an aggregate consideration of $1.00 and the Company committed to invest up to $5.1 million in the business as described below. BEGCI owns a hazardous waste recycling facility in San Leon, Texas, which has suspended operations pending the capital improvements described below, which are intended to enable the facility to reach its full design capacity. At August 31, 1995 (the date of BEGCI's most recently available unaudited balance sheet), BEGCI had total assets of approximately $14.1 million, including net fixed assets of approximately $12.6 million (audited financial statements are being filed herein pursuant to Item 7). Under the terms of the purchase transaction, Bird agreed to fund the working capital deficit of BEGCI as of August 31, 1995 and, accordingly, contributed to BEGCI approximately $1.3 million upon the closing of the stock purchase.

         The remaining 20% of the outstanding capital stock of BEGCI is owned by certain individuals who have operated and will continue to operate the facility and who will remain as minority shareholders (the "Minority Shareholders"). The Minority Shareholders have entered into employment agreements providing for incentive compensation tied directly to the financial performance of the facility. The Company entered into a stockholders' agreement with the Minority Shareholders pursuant to which, among other terms and conditions, it agreed to invest up to $5.1 million in BEGCI as needed, up to $2.4 million of which will be used for general working capital purposes and up to $2.7 million of which will be used for capital and plant start-up expenditures. The Company expects to make the capital investments needed to return the BEGCI plant to commercial operations during the fourth quarter of 1995 and the first quarter of 1996, and expects to reopen the plant during the second quarter of 1996. The Company will use its internal funds for the investment in BEGCI. As part of the purchase transaction, the Company also acquired through a license arrangement the exclusive worldwide rights to the patented technology used by BEGCI's facility to process and treat the hazardous waste. The technology, known as thermal desorption, was developed by one of the Minority Shareholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:
     (i) December 31, 1994 and November 30, 1995 Financial Statements of Bird Environmental Gulf Coast, Inc. and Report of Independent Certified Public Accountants.

(b)  PRO FORMA FINANCIAL INFORMATION:

     (i) Pro Forma Consolidated Balance Sheet as of September 30, 1995 and related notes.

     (ii) Pro Forma Consolidated Statement of Operations for the year ended December 30, 1994 and related notes.

     (iii) Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1995 and related notes.

(c) EXHIBITS. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

     (1)    GTS Duratek, Inc. Press Release dated November 30, 1995.*

     (2) Stock Purchase Agreement by and among Bird Environmental Gulf Coast, Inc., Bird Environmental Technologies, Inc., Bird Corporation, GTS Duratek, Inc. and GTSD Sub II, Inc. dated as of November 29, 1995.*

     (3) Stockholders' Agreement by and among Bird Environmental Gulf Coast, Inc., GTS Duratek, Inc., GTSD Sub II, Inc., Jim S. Hogan, Mark B. Hogan, Barry K. Hogan and Sam J. Lucas III dated November 29, 1995.*

     (4) Technology License Agreement by and among GTS Duratek, Inc., Bird Environmental Gulf Coast, Inc. and Jim S. Hogan dated November 29, 1995.*

     (5)    Consent of Independent Certified Pubic Accountants.

     *Previously filed with the Company's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 11, 1995.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GTS Duratek, Inc.

                                       /s/ Robert F. Shawver
                                       ---------------------------
                                       Robert F. Shawver
                                       Executive Vice President
                                       and Chief Financial Officer

Date:  February 7, 1996

                  BIRD ENVIRONMENTAL
                  GULF COAST, INC.

                  FINANCIAL STATEMENTS

                  DECEMBER 31, 1994 AND NOVEMBER 30, 1995

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Bird Environmental Gulf Coast, Inc.


We have audited the accompanying balance sheets of Bird Environmental Gulf Coast, Inc. as of December 31, 1994 and November 30, 1995 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1994 and the eleven months ended November 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bird Environmental Gulf Coast, Inc. at December 31, 1994 and November 30, 1995 and the results of its operations and cash flows for the year ended December 31, 1994 and the eleven months ended November 30, 1995 in conformity with generally accepted accounting principles.




                                       KPMG PEAT MARWICK LLP

Baltimore, Maryland
January 20, 1996

BIRD ENVIRONMENTAL GULF COAST, INC.

Balance Sheets

December 31, 1994 and November 30, 1995


--------------------------------------------------------------------------------------
                                                               1994           1995
--------------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash                                                     $    149,504     1,298,216
  Accounts receivable                                         1,377,342             -
  Inventories                                                    15,951         1,041
  Prepaid expenses                                               43,700         1,800
--------------------------------------------------------------------------------------
Total current assets                                          1,586,497     1,301,057
--------------------------------------------------------------------------------------
Closure bond                                                    316,224       326,689
--------------------------------------------------------------------------------------
Property, plant and equipment
  Land                                                          350,000       921,450
  Equipment                                                  13,996,567    13,514,421
--------------------------------------------------------------------------------------
                                                             14,346,567    14,435,871
  Accumulated depreciation and reserve                        1,100,000    14,435,871
--------------------------------------------------------------------------------------
                                                             13,246,567             -
--------------------------------------------------------------------------------------
                                                            $15,149,288     1,627,746
======================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                          $ 1,196,125     1,407,893
  Accrued expenses                                              246,782       191,805
--------------------------------------------------------------------------------------
Total liabilities                                             1,442,907     1,599,698
--------------------------------------------------------------------------------------
Stockholders' Equity
  Common stock, $0.01 par value; authorized 3,000 shares,
    issued and outstanding 700 shares                                 7             7
  Additional paid-in-capital                                 18,865,179    21,112,935
  Accumulated deficit                                        (5,158,805)  (21,084,894)
--------------------------------------------------------------------------------------
                                                             13,706,381        28,048
--------------------------------------------------------------------------------------
                                                            $15,149,288     1,627,746
======================================================================================

See accompanying notes to financial statements.

BIRD ENVIRONMENTAL GULF COAST, INC.

Statement of Operations

Year ended December 31, 1994 and eleven months ended November 30, 1995

--------------------------------------------------------------------------------------
                                                               1994           1995
--------------------------------------------------------------------------------------
Net sales                                                  $ 3,714,583      2,858,370
Cost of sales                                                6,221,892      5,491,560
--------------------------------------------------------------------------------------
Gross loss                                                  (2,507,309)    (2,633,190)
Selling, general and administrative expenses                 1,053,723      1,124,153
Reserve with respect to property, plant and equipment                -     12,168,746
--------------------------------------------------------------------------------------
Net loss                                                   $(3,561,032)   (15,926,089)
======================================================================================

See accompanying notes to financial statements.

BIRD ENVIRONMENTAL GULF COAST, INC.

Statement of Stockholders' Equity

Year ended December 31, 1994 and eleven months ended November 30, 1995

--------------------------------------------------------------------------------------
                                            Additional
                                  Common      paid-in      Accumulated
                                  stock       capital        deficit          Total
--------------------------------------------------------------------------------------
Balance at December 31, 1993       $ 7       5,755,817      (1,597,773)     4,158,051
Capital contribution by Bird
  Environmental Technologies, Inc.   -      13,109,362               -     13,109,362
Net loss                             -               -      (3,561,032)    (3,561,032)
--------------------------------------------------------------------------------------
Balance, December 31, 1994           7      18,865,179      (5,158,805)    13,706,381
Capital contribution by Bird
  Environmental Technologies, Inc.   -       2,247,756               -      2,247,756
Net loss                             -               -     (15,926,089)   (15,926,089)
--------------------------------------------------------------------------------------
Balance, November 30, 1995         $ 7      21,112,935     (21,084,894)        28,048
======================================================================================

See accompanying notes to financial statements.

BIRD ENVIRONMENTAL GULF COAST, INC.

Statement of Cash Flows

Year ended December 31, 1994 and eleven months ended November 30, 1995

---------------------------------------------------------------------------------------------
                                                                     1994           1995
---------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net loss                                                      $ (3,561,032)    (15,926,089)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation and amortization                                1,100,000       1,167,125
      Reserve with respect to property, plant and equipment                -      12,168,746
      Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                (1,377,342)      1,377,342
        (Increase) decrease in inventories                           (15,951)         14,910
        Decrease in prepaid expenses                                 143,347          41,900
        Increase in accounts payable                               1,196,125         211,768
        Increase (decrease) in accrued expenses                      246,782         (54,977)
---------------------------------------------------------------------------------------------
Net cash used by operating activities                             (2,268,071)       (999,275)
---------------------------------------------------------------------------------------------
Cash flow from investing activities:
  Additions to property, plant and equipment                     (10,375,563)        (89,304)
  Increase in closure bond                                          (316,224)        (10,465)
---------------------------------------------------------------------------------------------
Net cash used by investing activities                            (10,691,787)        (99,769)
---------------------------------------------------------------------------------------------
Cash provided by financing activities - Capital contributions
  by Bird Environmental Technologies, Inc.                        13,109,362       2,247,756
---------------------------------------------------------------------------------------------
Net increase in cash                                                 149,504       1,148,712
Cash at beginning of period                                               -          149,504
---------------------------------------------------------------------------------------------
Cash at end of period                                           $    149,504       1,298,216
=============================================================================================

See accompanying notes to financial statements.

BIRD ENVIRONMENTAL GULF COAST, INC.

Notes to Financial Statements

December 31, 1994 and November 30, 1995

--------------------------------------------------------------------------------

(1)  NATURE OF BUSINESS AND ACQUISITION BY GTS DURATEK, INC.

     Bird Environmental Gulf Coast, Inc. (the "Company") owns and operates a hazardous waste recycling facility using thermal desorption technology in San Leon, Texas. As of November 30, 1995 the Company has suspended operations pending completion of certain capital improvements which are intended to enable the facility to operate at peak efficiency. The facility is expected to be operational by April 1996. The Company's customers are principally engaged in the petro chemical industry.

     On November 29, 1995, GTS Duratek, Inc. acquired 80% of the outstanding common stock of the Company from Bird Environmental Technologies, Inc., a wholly-owned subsidiary of Bird Corporation.

     The remaining 20% of the outstanding capital stock of the Company is owned by certain individuals (the "Minority Shareholders") who developed the technology and have operated and will continue to operate the facility. The Minority Shareholders have entered into employment agreements providing for incentive compensation tied directly to the financial performance of the facility. GTS Duratek, Inc. has entered into a stockholders' agreement with the Minority Shareholders pursuant to which, among other terms and conditions, it agreed to invest up to $5.1 million in the Company as needed, up to $2.4 million of which will be used for general working capital purposes and up to $2.7 million of which will be used for capital and plant start-up expenditures.

     As part of the acquisition transaction, GTS Duratek, Inc. also acquired through a licensing arrangement with one of the Minority Shareholders the exclusive worldwide rights to the patented technology used by the Company's facility to process and treat hazardous waste.

     Effective December 12, 1995, the Company changed its name to DuraTherm, Inc.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

     INVENTORIES

     Inventories, principally consisting of supplies used in the recycling process, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets, which range from five to fifteen years.

     On November 29, 1995, the Company has recorded a reserve for the property, plant and equipment to reflect the "push down" of Bird Corporation's adjusted sales prices to GTS Duratek, Inc.

                                                                    (Continued)

BIRD ENVIRONMENTAL GULF COAST, INC.

Notes to Financial Statements

--------------------------------------------------------------------------------

(2)  CONTINUED

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(3)  CLOSURE BOND

     The Company is required under State of Texas Civil Statue to fund, in the form of a closure bond, $1,936,619 over a ten year period. The funding is maintained in an interest bearing trust account, in the Company's name, and will be eventually used to cover closure expenses of the thermal desorption facility, when and if required. As of December 31, 1994 and November 30, 1995, the trust balance was $316,224 and $326,689, respectively.


(4)  INCOME TAXES

     During the year ended December 31, 1994 and eleven months ended
     November 30, 1995, the Company had net operating losses. As a result of the acquisition of 80% of the Company's common stock by GTS Duratek, Inc. any net operating loss carryforwards at November 30, 1995 will not be available to reduce future taxable income of the Company.


                                                                    (Continued)

BIRD ENVIRONMENTAL GULF COAST, INC.

Notes to Financial Statements

--------------------------------------------------------------------------------

(5)  COMMITMENTS AND CONTINGENCIES

     The Company is a defendant in a number of legal matters certain of which Bird Corporation has agreed to indemnify the Company and GTS Duratek, Inc. Of the matters for which the Company is not indemnified, none are expected to have any material adverse effect on the financial condition of the Company.

     In connection with the Company's acquisition by GTS Duratek, Inc. four of the Company principal employees entered into four year employment agreements which generally can be terminated without cause upon payment of one year of severance. The agreements also provide for bonuses in excess of base compensation in the event the Company achieves certain levels of earnings over the period of the employment agreements.


--------------------------------------------------------------------------------

                      GTS DURATEK, INC. AND SUBSIDIARIES
                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The pro forma financial information should be read in conjunction with the consolidated financial statements and related notes of GTS Duratek, Inc. and subsidiaries (the "Company"), not included herein, and the financial statements of Bird Environmental Gulf Coast, Inc. ("DuraTherm"), included elsewhere herein.

PRO FORMA CONSOLIDATED BALANCE SHEET

     The pro forma consolidated balance sheet reflects the accounts of the Company giving effect to the acquisition of DuraTherm as if it occurred on September 30, 1995. The pro forma consolidated balance sheet was prepared using the Company's and DuraTherm's balance sheets as of September 30, 1995. The acquisition occurred on November 29, 1995 and will be based on amounts as of that date.

     On November 29, 1995 the Company acquired 80% of the outstanding capital stock of DuraTherm from Bird Environmental Technologies, Inc., a wholly-owned subsidiary of Bird Corporation ("Bird") for $1 and incurred approximately $350,000 of transaction costs. DuraTherm owns and operates a hazardous waste facility using thermal desorption technology in San Leon, Texas. In connection with the acquisition, Bird agreed to contribute approximately $1.3 million of cash to DuraTherm immediately prior to the acquisition to fund DuraTherm's working capital deficit. The remaining 20% of the outstanding capital stock of the Company is held by certain individuals (the "Minority Shareholders") who developed the technology and have operated and will continue to operate the facility. The Minority Shareholders have entered into employment agreements providing for incentive compensation tied directly to the financial performance of the facility. The Company has entered into a stockholders' agreement pursuant to which, among other terms and conditions, the Company has agreed to invest up to $5.1 million in DuraTherm in exchange for preferred stock of DuraTherm. Of the $5.1 million, up to $2.4 million will be used for working capital purposes and the balance, of up to $2.7 million, will be used for capital and plant start-up expenditures. The Company expects to make the capital investments needed by DuraTherm during the fourth quarter of 1995 and the first quarter of 1996 and expects the plant to reopen during the second quarter of 1996. The Company will use its internal funds for the investment in DuraTherm. As part of the purchase transaction the Company also acquired through a licensing arrangement the exclusive worldwide rights to the thermal desorption technology used by the facility. The acquisition of DuraTherm will be accounted using the purchase method of accounting.

     The aggregate purchase price for the 80% interest in DuraTherm is as follows:

          Cash purchase price                $        1
          Transaction cost                      349,999
                                             ----------
                         Purchase price      $  350,000
                                             ==========

     The estimated fair value of 80% of the net tangible assets of DuraTherm at the date of the acquisition exceeded the purchase price by approximately $10 million. Such amount will reduce the carrying value of property, plant and equipment in consolidation. The Company has determined the amount of the minority interest of the subsidiary based upon the 20% of the net assets of DuraTherm at September 30, 1995. The final purchase price allocation will be affected by the levels of transaction costs and net assets acquired. Such amounts are not expected to be materially different from the pro forma presentation.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

      The pro forma consolidated statements of operations for the year ended December 31, 1994 and the nine months ended September 30, 1995 give effect to the Company's acquisition of DuraTherm as if the transaction had occurred on January 1, 1994. Depreciation and amortization amounts have been adjusted assuming the $2.7 million of capital improvements had been made as of January 1, 1994 and the plant was operational on that date.

     The plant was placed into operation in February 1994 and ceased operations in August 1995. As such, the plant was not fully operational for either of the pro forma periods presented. The pro forma consolidated statements of operations may not be indicative of the actual results that would have occurred had the capital improvements actually been made by January 1994 or had the plant operated during the entire pro forma periods presented or of future consolidated results of operation of the Company with DuraTherm under management and control of the Company's personnel.

                                GTS Duratek, Inc.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                   (UNAUDITED)


                                                                                           PURCHASE        PRO FORMA
                                                             COMPANY       DURATHERM      ADJUSTMENTS       COMBINED
                                                             -------       ---------      -----------      ---------
CURRENT ASSETS:
  Cash and cash equivalents                                $ 2,724,375    $     1,541     $1,058,744 (1)    $ 3,784,660
  Accounts receivable, net                                   6,978,179          97,303             -          7,075,482
  Costs and estimated earnings in excess of billings
    on uncomplete contracts                                  7,709,662               -             -          7,709,662
  Inventories                                                  289,487               -             -            289,487
  Prepaid expenses and other current assets                    263,841           1,800             -            265,641
                                                           -------------------------------------------------------------
    TOTAL CURRENT ASSETS                                    17,965,544         100,644     1,058,744         19,124,932
                                                           -------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT, NET                           2,016,316               -       327,562 (2)      2,343,878
INTANGIBLES, NET                                               561,682               -             -            561,682
INVESTMENTS IN AND ADVANCES TO JOINT VENTURES, NET           3,902,798               -             -          3,902,798
DEFERRED CHARGES AND OTHER ASSETS                              964,564         326,689             -          1,291,253
                                                           -------------------------------------------------------------
                                                           $25,410,904    $    427,333    $1,386,306        $27,224,543
                                                           =============================================================
CURRENT LIABILITIES:
  Current maturities of long-term debt                     $   635,073    $          -    $        -        $   635,073
  Accounts payable and accrued expenses                      2,572,924       1,458,029       350,000 (2)      4,380,953
                                                           -------------------------------------------------------------
    TOTAL CURRENT LIABILITIES                                3,207,997       1,458,029       350,000          5,016,026
                                                           -------------------------------------------------------------
LONG-TERM DEBT                                                  48,409               -             -             48,409
                                                           -------------------------------------------------------------
  TOTAL LIABILITIES                                          3,256,406       1,458,029       350,000          5,064,435
                                                           -------------------------------------------------------------
MINORITY INTEREST OF SUBSIDIARY                                      -               -         5,610 (2)          5,610
                                                           -------------------------------------------------------------
REDEEMABLE CONVERTIBLE PREFERRED STOCK                      14,554,384               -             -         14,554,384
                                                           -------------------------------------------------------------
STOCKHOLDERS' EQUITY:
  Net stockholders' equity of DuraTherm                              -      (1,030,696)    1,058,744 (1)              -
                                                                                             (28,048)(2)
  Common Stock                                                  88,784               -             -             88,784
  Capital in excess of par value                            17,188,093               -             -         17,188,093
  Deficit                                                   (9,504,986)              -             -         (9,504,986)
  Treasury stock, at cost                                     (171,777)              -             -           (171,777)
                                                           -------------------------------------------------------------
    TOTAL STOCKHOLDERS' EQUITY                               7,600,114      (1,030,696)    1,030,696          7,600,114
                                                           -------------------------------------------------------------
                                                           $25,410,904        $427,333    $1,386,306        $27,224,543
                                                           =============================================================

NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET:

(1) To record capital contribution by Bird Corporation as required by acquisition agreement, adjusted for expenses incurred between September 30, 1995 and closing.

(2) To record purchase accounting adjustments with respect to the acquisition of DuraTherm, including recognition of minority interest based upon 20% of the net assets of DuraTherm at the date of the acquisition.

                               GTS DURATEK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                                PRO FORMA       PRO FORMA
                                                   COMPANY        DURATHERM     ADJUSTMENTS      COMBINED
                                                   -------        ---------     -----------     ---------
REVENUES                                         $35,967,563    $ 3,714,583    $       -       $39,682,146
COST OF REVENUES                                  28,856,910      6,186,786     (797,000)(1)    34,246,696
                                                 ----------------------------------------------------------
  GROSS PROFIT (LOSS)                              7,110,653     (2,472,203)     797,000         5,435,450
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES       5,825,618      1,088,829            -         6,914,447
ROYALTIES PAID TO RELATED PARTIES                    100,000              -            -           100,000
                                                 ----------------------------------------------------------
  OPERATING EARNINGS (LOSS)                        1,185,035     (3,561,032)     797,000        (1,578,997)
INTEREST INCOME (EXPENSE), NET                      (595,475)             -            -          (595,475)
                                                 ----------------------------------------------------------
  EARNINGS (LOSS) BEFORE INCOME TAXES                589,560     (3,561,032)     797,000        (2,174,472)
INCOME TAX EXPENSE (BENEFIT)                          11,487              -            -            11,487
                                                 ----------------------------------------------------------
  NET EARNINGS (LOSS) BEFORE MINORITY INTEREST
    AND PROPORTIONATE SHARE OF LOSS OF JOINT
    VENTURE                                          578,073     (3,561,032)     797,000        (2,185,959)
PROPORTIONATE SHARE OF LOSS OF JOINT VENTURE        (321,548)             -            -          (321,548)
                                                 ----------------------------------------------------------
  NET EARNINGS (LOSS)                            $   256,525    $(3,561,032)   $ 797,000       $(2,507,507)
                                                 ==========================================================
EARNINGS (LOSS) PER COMMON SHARE                 $      0.03                                        ($0.29)
                                                 ===========                                   ============
WEIGHTED AVERAGE SHARES                            8,966,795                     310,984 (3)     8,655,811
                                                 ===========                   =============   ============

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS:

(1)  To adjust depreciation and amortization expense as follows:

       Eliminate depreciation included in DuraTherm amounts         ($1,100,000)
       Adjusted depreciation for plant and equipment over 10 years       33,000
       Depreciation of additional $2.7 million of plant and
         equipment over 10 years                                        270,000
                                                                     -----------
                                                                      ($797,000)
                                                                     ===========

(2)  To record minority interest of DuraTherm

(3) To adjust weighted average outstanding shares for common stock equivalents deemed to be anti-dilutive

                               GTS DURATEK, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)



                                                                                PRO FORMA       PRO FORMA
                                                   COMPANY        DURATHERM     ADJUSTMENTS      COMBINED
                                                   -------        ---------     -----------     ---------
REVENUES                                         $28,947,692    $  2,847,730   $         -      $31,795,422
COST OF REVENUES                                  23,397,469       4,983,725      (756,599)(1)   27,624,595
                                                 -----------------------------------------------------------
  GROSS PROFIT                                     5,550,223      (2,135,995)      756,599        4,170,827
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES       4,077,433         965,903             -        5,043,336
ROYALTIES PAID TO RELATED PARTIES                     75,000               -             -           75,000
                                                 -----------------------------------------------------------
RESERVE WITH RESPECT TO PROPERTY, PLANT
  AND EQUIPMENT                                            -     (12,168,746)   12,168,746 (2)            -
  OPERATING EARNINGS (LOSS)                        1,397,790     (15,270,644)      756,599         (947,509)
INTEREST INCOME (EXPENSE), NET                        73,124               -             -           73,124
                                                 -----------------------------------------------------------
  EARNINGS (LOSS) BEFORE INCOME TAXES              1,470,914     (15,270,644)      756,599         (874,385)
INCOME TAX EXPENSE (BENEFIT)                         147,113               -             -          147,113
                                                 -----------------------------------------------------------
  NET EARNINGS (LOSS) BEFORE MINORITY INTEREST
    AND PROPORTIONATE SHARE OF LOSS OF JOINT
    VENTURE                                        1,323,801     (15,270,644)      756,599       (1,021,498)
PROPORTIONATE SHARE OF LOSS OF JOINT VENTURE        (170,225)              -             -         (170,225)
                                                 -----------------------------------------------------------
  NET EARNINGS (LOSS)                            $ 1,153,576    $(15,270,644)  $   756,599      $(1,191,723)
                                                 ===========================================================
EARNINGS (LOSS) PER COMMON SHARE                       $0.02                                         ($0.25)
                                                 ===========                                    ============
WEIGHTED AVERAGE SHARES                            8,731,551                                      8,731,551
                                                 ===========                                    ============

NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS:

(1)  To adjust depreciation and amortization expense as follows:

       Eliminate depreciation included in DuraTherm amounts          ($959,099)
       Adjusted depreciation for plant and equipment over 10 years      24,750
       Depreciation of additional $2.7 million of plant and
         equipment over 10 years                                       202,500
                                                                     ----------
                                                                     ($756,599)
                                                                     ==========

(2) To eliminate charge included in DuraTherm accounts as basis of assets is adjusted in consolidation.

                                 EXHIBIT INDEX


Exhibit  Description                                                  Page No.
-------  -----------                                                  --------

(c)(1)   Press Release of GTS Duratek, Inc. dated November 30, 1995.      *

(c)(2) Stock Purchase Agreement by and among Bird Environmental Gulf Coast, Inc., Bird Environmental Technologies, Inc. Bird
         Corporation, GTS Duratek, Inc. and GTSD Sub II, Inc. dated as
         of November 29, 1995.                                            *

(c)(3) Stockholders' Agreement by and among Bird Environmental Gulf Coast, Inc., GTS Duratek, Inc. GTSD Sub II, Inc., Jim S. Hogan, Mark B. Hogan, Barry K. Hogan and Sam J. Lucas III dated
         November 29, 1995.                                               *

(c)(4)   Technology License Agreement by and among GTS Duratek, Inc.,
         Bird Environmental Gulf Coast, Inc. and Jim S. Hogan dated
         November 29, 1995.                                               *

(c)(5)   Consent of Independent Certified Public Accountants             19

*Previously filed.